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                                                                     Exhibit 10b

                    SETTLEMENT AND MUTUAL RELEASE AGREEMENT

         This Settlement and Mutual Release Agreement ("Agreement") is entered into by and among (1) PowerTel USA, Inc., a Delaware corporation with its principal place of business situated in East Lansing, Michigan and formerly known as Munson Geothermal, Inc. and also formerly known as Nevada Energy Company ("PowerTel"), (2) Viva Telecommunications, Inc., a Nevada corporation with its principal place of business situated in Sarasota, Florida ("VivaTel"),
(3) David L. Wallace, a resident of Sarasota, Florida ("Mr. Wallace"), (4) Jeffrey Antisdel, a resident of Reno, Nevada ("Mr. Antisdel"), (5) John Vogel, a resident of Tucson, Arizona ("Mr. Vogel"), and (6) Dean Chamberlain, a resident of Portland, Oregon ("Mr. Chamberlain"), collectively referred to as "the Parties". This Agreement is entered into and deemed to be effective as of January 25, 1998.

                                 R E C I T A L S

         WHEREAS, in August, 1996, NEC purchased 100.0% of the issued and outstanding Common Stock of Telecom Technologies, Inc. ("TTI"), which was engaged at that time in the purchase and resale of long distance telecommunication services; and

         WHEREAS, subsequent to the purchase of TTI, the officers of NEC, former members of the Board of Directors of NEC and representatives of major shareholders of NEC began to focus on the telecommunications industry for the purpose of determining whether the TTI acquisition had economic value and whether NEC should consider additional acquisitions in that industry segment;
and
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         WHEREAS, in 1997 Mr. Wallace incorporated Viva Telecommunications, Inc.
("VivaTel"), for the purpose of purchasing and selling telecommunication services; and

         WHEREAS, in or about December, 1997, PowerTel acquired 100.0% of the issued and outstanding Common Stock of VivaTel from Mr. Wallace based upon Mr. Wallace's representation that he was the sole shareholder of VivaTel; and

         WHEREAS, Messrs. Vogel and Chamberlain have asserted that each of them has a right in and to some or all of the Common Stock of VivaTel; and

         WHEREAS, the assertions made by Messrs. Vogel and Chamberlain were based upon their personal understanding of what is right or equitable and an individual belief that they should receive part ownership in VivaTel because they were to be employees of VivaTel; and

         WHEREAS, upon further reflection Messrs. Vogel and Chamberlain are aware that they were never VivaTel shareholders of record, there was never a written contract indicating that they would receive VivaTel stock, nor was there at any time a legal right for them to hold or own stock in VivaTel; and

         WHEREAS, PowerTel has commenced a declaratory judgment action in the United States Bankruptcy Court for the District of Nevada for the purpose of confirming that it has acquired 100.0% of the issued and outstanding Common Stock of VivaTel, said proceeding being identified as In re PowerTel, Inc. vs.. Messrs Snyder, Vogel and Wallace, ADV 97-3151 (U.S. Bankruptcy Court, NV) (the "Declaratory Judgment Action"); and

         WHEREAS, in the Declaratory Judgment Action, PowerTel has named as Respondents, Messrs. Wallace and Vogel; and


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         WHEREAS, PowerTel has provided written notice to Mr. Chamberlain of its intent to add Mr. Chamberlain as an additional Respondent in the Declaratory Judgment Action identified above; and

         WHEREAS, the Clerk of the Court for the United States Bankruptcy Court has entered a default because neither Mr. Wallace, nor Mr. Vogel has filed a timely response to the declaratory judgment complaint filed by PowerTel; and

         WHEREAS, Mr. Vogel has provided notice of his intention to file an answer to the Declaratory Judgment Action and to initiate a Third-Party complaint and cross-claim for damages; and

         WHEREAS, Mr. Chamberlain has tendered notice of his intent to seek to become a Party in the Declaratory Judgment Action; and

         WHEREAS, Messrs. Chamberlain and Vogel now recognize that if they were to pursue a Third-Party complaint and cross-claim for damages alleging that they have a right to own shares of VivaTel stock, their claim would be without legal support and would be solely based upon their emotional belief; and

         WHEREAS, PowerTel has provided Mr. Chamberlain with notice that PowerTel intends to seek disgorgement of certain proceeds totaling $45,000 received by Mr. Chamberlain in conjunction with the sale of TTI to NEC, such disgorgement to be sought pursuant to Sections 547 and 548 of the United States Bankruptcy Code; and

         WHEREAS, Mr. Chamberlain objects to any claim that he has acted in violation of Sections 547 or 548 of the United States Bankruptcy Code; and


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         WHEREAS, the Parties to this Agreement desire to reach a full, final and complete compromise and settlement of any and all disputes, claims and causes of action (if any) which anyone of them may have arising out of the transactions summarized above;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the consideration paid and to be paid to Messrs. Vogel and Chamberlain by PowerTel, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties to this Agreement, having had the opportunity to confer with legal counsel, enter into this Agreement intending to be legally bound and do hereby agree that:

         1. The recitals set forth are true and correct and are incorporated herein by reference for all purposes.

         2. This Agreement shall be governed by the laws of the State of Nevada, without regard to its conflicts of laws provisions.

         3. Any communication required or permitted to be given to any Party to this Agreement shall be transmitted to the addresses set forth below, which address may be amended at anytime by providing written notice to all Parties to this Agreement:

                  TO:      PowerTel USA, Inc.
                           c/o Mr. Richard A. Cascarilla, President
                           321 West Lake Lansing Road, Suite 100
                           East Lansing, MI 48823
                           Telefax: 517/333-9869

         With a copy to:

                           Walter & Haverfield P.L.L.
                           Legal Counsel to PowerTel
                           1300 Terminal Tower
                           Cleveland, OH 44113
                           c/o Van P. Carter, Esq.
                           Telefax: 216/575-0911


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         TO:               Viva Telecommunications, Inc.
                           c/o Mr. David Wallace, President
                           5545 Shadow Lawn Drive
                           Sarasota, FL 34242

         TO:               Mr. Jeffrey Antisdel
                           401 E. Fourth Street
                           Reno, NE 89512

         TO:               Mr. David L. Wallace
                           5545 Shadow Lawn Drive
                           Sarasota, FL 34242

         TO:               Mr. John Vogel
                           5845 N. Calle Tiburon
                           Tucson, AZ 85704

         TO:               Mr. Dean Chamberlain
                           18029 Fitch Dr.
                           Sherwood, OR 97140

         4. This Agreement is intended to be a full, complete and final compromise and settlement of each and every dispute, claim, cause of action or grievance of any nature whatsoever, whether real or personal, contractual, equitable or otherwise, whether arising in contract, statute or by common law (the "Claims") and each Party does hereby waive and forever relinquish each and every Claim which it has or may have (a) against each and every Party to this Agreement and his/its successors, heirs, insurers, shareholders, assigns, executors, estates and successors in interest, and (b) against each and every officer, director, employee, attorney, accountant, financial advisor, consultant to any Party to this Agreement, including, but not limited to, Ms. Trudi Wilcox-Woods, Mr. Van P. Carter, Walter & Haverfield P.L.L., Mr. Michael Kassouff, Mr. Richard A. Cascarilla, and each and every subsidiary of any Party to this Agreement, collectively referred to as the "Non-Party Beneficiaries".

         5. Messrs. Vogel and Chamberlain, individually and on behalf of their heirs, assigns, executors, agents and representatives, do hereby represent and warrant that they have not filed, transmitted or submitted and will not file, transmit or submit any complaint, grievance, claim or allegation of wrongdoing, whether made in writing or orally, in any court or with any federal, state or local regulatory agency or disciplinary authority with respect to (a) the transactions and events described in the Recitals to this Agreement, or (b) any Party to this Agreement or Non-Party beneficiary as identified in Paragraph 4(b) of this Agreement. Every Party and each Non-Party Beneficiary may rely upon the representation and warranty set forth in this Paragraph 5.


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         6. It is the specific intention of this Agreement that any and all
Claims by and among the Parties to this Agreement shall be permanently, completely compromised and settled. To the extent, however, that Mr. Chamberlain or Mr. Vogel retain, by operation of law or otherwise, any Claim whatsoever, Mr. Chamberlain and Mr. Vogel in consideration of this Agreement, including but not limited to Paragraphs 11 and 12 hereof, do hereby grant, bargain, sell and convey all of their right, title and interest in and to any residual claim or cause of action to PowerTel. Mr. Chamberlain and Mr. Vogel furthermore agree to cooperate with PowerTel in any and all proceedings which may result or have resulted from the transaction set forth herein, including, without limitation, the Bankruptcy proceeding and any adversary proceeding filed therein.

         7. This Agreement does not include any express or implied covenant of noncompetition. Accordingly, every Party to this Agreement has the right to engage in competitive business activities with any other Party to this Agreement.

         8. Messrs. Vogel, Chamberlain and Wallace do hereby agree to execute and consent to the entry of the judgment in the form attached hereto as Exhibit A, pursuant to which (a) PowerTel will be deemed to own 100.0% of the issued and outstanding Common Stock of VivaTel, and (b) the United States Bankruptcy Court for the District of Nevada pursuant to Section 107 of the United States Bankruptcy Code and Rule 9018(2) of the Federal Rules of Bankruptcy Procedure shall seal all documents in the Declaratory Judgment Action.

         9. Messrs. Vogel and Chamberlain represent and warrant that they shall immediately cease and desist from conducting any business utilizing the name "VivaTel" or "Viva Telecommunications" and that they shall cease and desist and shall forever refrain from holding themselves out as officers, directors or shareholders of VivaTel. Messrs. Vogel and Chamberlain represent and warrant that they shall, within five calendar days of the effective date of this Agreement, deliver to PowerTel at the address set forth above any and all documents or assets in their possession, custody or control which belong to, are owned by, or pertain to VivaTel, its business, organization, operation or structure, including but not limited to correspondence, memoranda, contracts, bank statements, checks, canceled checks, corporate records, corporate minute books, and any other written document of any nature whatsoever, whether or not the document has been prepared by Mr. Chamberlain or Mr. Vogel. Messrs. Vogel and Chamberlain represent and warrant that, upon request by PowerTel, they will meet in person or telephonically with a designated representative of PowerTel for the purpose of providing information with respect to the business affairs of VivaTel, any actions which they undertook by or on behalf of or in the name of VivaTel, including but not limited to, any contracts, marketing presentations, sales presentations or negotiations which were held with third-parties. Messrs. Vogel and Chamberlain represent and warrant that all information provided to PowerTel pursuant to this Section 9 of this Agreement shall be true and accurate in all material respects and that they shall not omit material information in the course of such disclosure and PowerTel is and may rely upon the disclosures addressed herein and such disclosures are material terms and conditions of this Agreement.

         10. Mr. Vogel represents and warrants that over a reasonable time period he shall pay, cause to be paid or otherwise secure the release of all debts and obligations of VivaTel as of the date of this Agreement such that VivaTel shall have no financial obligation of any nature to any creditor, including but limited to the Internal Revenue Service and state or local authorities for payment of taxes of any nature whatsoever, wages, rent, services or products secured from JD Services of Salt Lake City, Utah and any and all other accounts payable except that Mr. Vogel shall have no obligation toward any debts incurred to or on behalf VivaTel by Mr. Mark Snyder. PowerTel agrees to assume responsibility for the debts incurred by VivaTel as a result of actions by Mr. Wallace.

         11. In addition to the mutual covenants and conditions set forth in this Agreement, as further and additional consideration, PowerTel hereby agrees as follows:

              A. Within 10 days of confirmation of the Plan of Reorganization to be filed by PowerTel in the United States Bankruptcy Court for the District of Nevada, PowerTel will issue a $20,000 check to Mr. Vogel as compensation for services rendered to VivaTel, and PowerTel agrees that this payment will be perfected in a security interest in the letter of credit advanced to VivaTel in effect as of February 2, 1998.

              B. PowerTel agrees that it shall not pursue its claim against Mr. Chamberlain that Mr. Chamberlain disgorge pursuant to Sections 547 or 548 of the United States Bankruptcy Code the $45,000 previously paid to him by NEC and Mr. Chamberlain hereby agrees that (i) he shall confirm in an affidavit that he has received no consideration, directly or indirectly, for the sale of TTI other than the $45,000 paid to him by NEC,
                   (ii) he shall assist PowerTel in its investigation into the circumstances surrounding the acquisition of TTI and in PowerTel's attempt to recoup the $500,000 cash and 2,000,000 shares of Common Stock which were transferred in exchange for the TTI Common Stock, (iii) he hereby stipulates that PowerTel owns 100.0% of the issued and outstanding Common Stock of TTI and agrees to assist and cooperate with PowerTel in its investigation into the business affairs of TTI; and,
                   (iv) he hereby stipulates that he is not entitled to any further compensation from PowerTel arising out of the TTI Agreement or otherwise.

         12. As further and additional consideration for this Agreement, Mr. Antisdel agrees to transfer $50,000 worth of PowerTel Class A Common stock to Mr. Vogel (or his assigns) 6 months after the confirmation date for the Plan of Reorganization to be submitted by PowerTel to the United States Bankruptcy Court for the District of Nevada. The number of shares of stock shall be determined by the per-share closing price for the trading date immediately preceding transfer of the shares.

         13. This Agreement is specifically contingent upon confirmation of the Plan of Reorganization to be submitted by PowerTel to the United States Bankruptcy Court for the District of Nevada. In the event that the Plan is not confirmed as submitted, any Party to this Agreement has the right to declare this Agreement to be null and void as to that Party, in which event the Agreement shall remain operative with respect to those Parties which have not elected to terminate the Agreement.


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         14. Every Party to this Agreement represents and warrants that he/it shall refrain from making disparaging, derogatory or inflammatory statements and comments, whether orally or in writing regarding any other Party to this Agreement.

         15. Every Party to this Agreement shall be responsible for his/its own expenses, including legal fees.

         16. This Agreement may be executed by multiple counterpart and the receipt of a telefaxed signature page shall be accepted as if it were an originally executed signature page.

         17. In the event that any Party to this Agreement breaches any representation or warranty or fails to perform any covenant or obligation as set forth in this Agreement, the damaged Party or Non-Party Beneficiary (as the case may be) shall be entitled (1) to offset any payments due pursuant to this Agreement by the the damages incurred, including attorney fees, and (2) to reimbursement of actual and consequential damages, including attorneys fees. In the event that any Party violates the terms of paragraphs 5, 9 or 14 of this Agreement, the violating Party hereby consents to the entry of a temporary restraining order, preliminary and permanent injunction to be issued by the Second Judicial District Court, County of Washoe, State of Nevada and hereby consents to the jurisdiction of that Court. The provisions of paragraphs 4, 5, 8, 9, 10, 11, 12, 14, 17 and 18 of this Agreement are perpetual and shall survive performance of all other provisions of this Agreement.

         18. To the extent that any supplemental documents are required to be executed in order to implement the objectives of this Agreement, each Party to this Agreement agrees to cooperate in good faith in order that such supplemental documents may be prepared and executed.

         IN WITNESS WHEREOF, this Agreement has been executed as of the effective date set forth above.

WITNESSES:                               POWERTEL USA, INC.

 /s/ (Unknown)                           By: /s/ Richard A. Cascarilla
--------------------------------            ---------------------------------
                                         Its: President
--------------------------------             --------------------------------

                                         VIVA TELECOMMUNICATIONS, INC.

                                         By: /s/ David L. Wallace
--------------------------------            ---------------------------------
                                         Its: President
--------------------------------             --------------------------------



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                                             JEFFREY ANTISDEL, Individually

  /s/ (Unknown)                              /s/ Jeffrey Antisdel
--------------------------------            ---------------------------------

--------------------------------            ---------------------------------




                                             DAVID L. WALLACE, Individually

                                             /s/ David L. Wallace
--------------------------------            ---------------------------------

--------------------------------            ---------------------------------




                                             JOHN VOGEL, Individually

/s/ (Unknown)                                /s/ John Vogel
--------------------------------            ---------------------------------

--------------------------------            ---------------------------------



                                             DEAN CHAMBERLAIN, Individually

/s/ (Unknown)                                /s/ Dean Chamberlain
--------------------------------            ---------------------------------

--------------------------------            ---------------------------------